UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 8, 2024
(Date of earliest event reported)

Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, no par value	CVCY	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 8, 2024, Central Valley Community Bancorp (“Central Valley”) a held a special meeting of shareholders (the “Special Meeting”) in connection with the Agreement and Plan of Reorganization and Merger, dated as of October 10, 2023 (the “Merger Agreement”), by and among Central Valley and Community West Bancshares (“Community West”). Pursuant to the Merger Agreement, Community West will merge with and into Central Valley with Central Valley as the surviving corporation (the “Merger”), and immediately following the Merger, Community West Bank, a wholly owned subsidiary of Community West will merge with and into Central Valley Community Bank, with Central Valley Community Bank continuing as the surviving banking institution . At the Special Meeting, Central Valley shareholders considered certain matters related to the Merger Agreement, each of which is described more fully in the joint proxy statement/prospectus of Central Valley and Community West dated January 5, 2024 (the “Joint Proxy Statement/Prospectus”), as supplemented by certain Company filings prior to the date of the Special Meeting. A total of 8,717,287 shares of Central Valley’s common stock were represented in person or by proxy at the Special Meeting, which represented approximately 74% of Central Valley’s total outstanding shares of common stock entitled to vote at the Special Meeting.

Proposal No. 1. Approval of Merger Agreement. To approve the principal terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger of Community West with and into Central Valley, and the issuance of Central Valley common stock to the Community West shareholders in connection with the Merger (the “Central Valley share issuance”), as described in the Joint Proxy Statement/Prospectus.

For	Against	Abstain
8,696,800	2,502	17,985

Proposal No. 2. Grant of Discretionary Authority to Adjourn Meeting. To consider and vote upon a proposal to grant discretionary authority to adjourn the Special Meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes to approve the principal terms of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Central Valley share issuance.

For	Against	Abstain
8,399,498	282,762	35,027

Item 8.01. Other Events

On February 9, 2024, Central Valley and Community West issued a joint press release announcing that shareholders of both companies have approved the merger of Community West with and into Central Valley, with Central Valley as the resulting Company, and Community West Bank with and into Central Valley Community Bank at special meetings held on February 8, 2024. The transaction is expected to be completed on April 1, 2024 subject to the satisfaction of customary closing conditions.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
      None
(b) Pro forma financial information:
      None
(c) Shell company transactions:
      None
(d) Exhibits
99.1 Joint Press Release of Central Valley Community Bancorp and Community West Bancshares dated February 9, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 9, 2024	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ Shannon Livingston Shannon Livingston Executive Vice President and Chief Financial Officer